UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2026

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Seventh Avenue, 11th Floor, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XELB	Nasdaq Capital Market

Item 1.01.	Entry into a Material Definitive Agreement.

On August 18, 2026, Xcel Brands, Inc., a Delaware corporation (the “Company”), entered into an Equity Distribution Agreement (the “Sales Agreement”) with Maxim Group LLC (the “Agent”), pursuant to which the Company may offer and sell up to $10,000,000 maximum aggregate offering price of shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”) from time to time through the Agent, acting as sales agent or principal, in accordance with the terms and conditions set forth in the Sales Agreement.

The offer and sale of the Shares from time to time by the Company have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-3 (File No. 333-276698), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 6, 2024. The Company has filed a prospectus supplement, dated August 18, 2026, with the SEC in connection with the offer and sale of the Shares.

The Company will pay the Agent a commission of 3.0% of the gross sales price of all Shares sold pursuant to the Sales Agreement. Under the Sales Agreement, the Agent may sell the Shares in sales deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through the Nasdaq Capital Market or any other existing trading market for the Shares or to or through a market maker. The Agent may also sell Shares in privately negotiated transactions (which shall not include block trades initiated on the Nasdaq Capital Market) with the Company’s prior written approval.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of the Shares subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. The Company may terminate the provisions of the Sales Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time upon delivery of written notice to the Agent. The Agent may terminate the Sales Agreement if the Agent is not fully satisfied, in its sole discretion, with the results of its and its representatives’ review of the Company and the Company’s business by giving written notice to the Company. The Sales Agreement may also be terminated by mutual agreement of the parties.

The Sales Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties, and termination provisions. Under the terms of the Sales Agreement, the Company has agreed to indemnify the Agent against certain specified types of liabilities, including liabilities under the Securities Act, to contribute to payments the Agent may be required to make in respect of these liabilities, and to reimburse the Agent for certain expenses.

The foregoing summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “8-K”) and is incorporated by reference into this Item 1.01. A copy of the opinion of Blank Rome LLP with respect to the validity of the Shares that may be sold and issued pursuant to the Sales Agreement is attached as Exhibit 5.1 to this 8-K.

This 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, the Shares or any other security.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Equity Distribution Agreement, dated as of August 18, 2026, by and between Xcel Brands, Inc. and Maxim Group LLC.
5.1	Opinion of Blank Rome LLP
23.1	Consent of Blank Rome LLP (included within the opinion filed as Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2026	XCEL BRANDS, INC.

	By:	/s/ James Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer